                                                                    EXHIBIT 4.39

                                                                  CONFORMED COPY

                                CREDIT AGREEMENT

                              DATED 5TH MARCH, 2003

                                 US$450,000,000

                                 CREDIT FACILITY

                                       FOR

                            GALEN (CHEMICALS) LIMITED

                                   arranged by

                               ABN AMRO BANK N.V.

                                BARCLAYS CAPITAL

                                       and

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                                 ALLEN & OVERY
                                     London

                                    CONTENTS

CLAUSE                                                                         PAGE
1.       Interpretation......................................................    1
2.       Facility............................................................   13
3.       Purpose.............................................................   15
4.       Conditions precedent................................................   15
5.       Utilisation.........................................................   16
6.       Optional Currencies.................................................   17
7.       Repayment...........................................................   19
8.       Prepayment and cancellation.........................................   20
9.       Interest............................................................   24
10.      Terms...............................................................   26
11.      Market disruption...................................................   27
12.      Taxes...............................................................   28
13.      Increased Costs.....................................................   30
14.      Mitigation..........................................................   31
15.      Payments............................................................   32
16.      Guarantee and indemnity.............................................   34
17.      Representations.....................................................   36
18.      Information covenants...............................................   40
19.      Financial covenants.................................................   42
20.      General covenants...................................................   46
21.      Default.............................................................   53
22.      The Administrative Parties..........................................   57
23.      Evidence and calculations...........................................   61
24.      Fees................................................................   61
25.      Indemnities and Break Costs.........................................   62
26.      Expenses............................................................   63
27.      Amendments and waivers..............................................   64
28.      Changes to the Parties..............................................   65
29.      Disclosure of information...........................................   68
30.      Set-off.............................................................   69
31.      Pro Rata Sharing....................................................   69
32.      Severability........................................................   70
33.      Counterparts........................................................   71
34.      Notices.............................................................   71
35.      Language............................................................   72
36.      Governing law.......................................................   73
37.      Enforcement.........................................................   73

SCHEDULES
1.       Original Parties.........................................................
2.       Conditions precedent documents...........................................
3.       Form of Request..........................................................
4.       Calculation of the Mandatory Cost........................................
5.       Form of Transfer Certificate.............................................
6.       Form of Compliance Certificate...........................................
7.       Form of Accession Agreement..............................................
8.       Form of Resignation Request..............................................
9.       Form of Extension Request................................................

Signatories..................................................................   74

THIS AGREEMENT is dated 5th March, 2003 and is made BETWEEN:

(1) GALEN (CHEMICALS) LIMITED (registered in the Republic of Ireland with registered number 113259) (the BORROWER);

(2) GALEN HOLDINGS PLC (registered in Northern Ireland with registered number NI025836) (the PARENT);

(3) THE COMPANIES LISTED in Schedule 1 (Original Parties) as original guarantors (in this capacity the ORIGINAL GUARANTORS);

(4) ABN AMRO BANK N.V., BARCLAYS CAPITAL and THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as mandated lead arrangers (in this capacity the ARRANGERS);

(5) THE FINANCIAL INSTITUTIONS listed in the Schedule 1 (Original Parties) as original lenders (the ORIGINAL LENDERS); and

(6) THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as facility agent (in this capacity the FACILITY AGENT).

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         ACCESSION AGREEMENT means a letter, substantially in the form of
         Schedule 7 (Form of Accession Agreement).

         ACQUISITION means the Eli Lilly Acquisition, the Pfizer HRT Acquisition or the Pfizer OC Acquisition.

         ACQUISITION AGREEMENTS means the Eli Lilly Acquisition Agreements, the Pfizer HRT Acquisition Agreements and the Pfizer OC Acquisition Agreements.

         ACQUISITION DOCUMENTS means the Eli Lilly Acquisition Documents, the Pfizer HRT Acquisition Documents and the Pfizer OC Acquisition Documents.

         ADDITIONAL GUARANTOR means a member of the Group which becomes a Guarantor after the date of this Agreement.

         ADMINISTRATIVE PARTY means an Arranger or the Facility Agent.

         AFFILIATE means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

         AVAILABILITY PERIOD means:

         (a) in relation to Facility A, the period from and including the date of this Agreement to the Facility A Final Maturity Date; and

         (b) in relation to Facility B and Facility C, the period from and including the date of this Agreement to and including 120 days after the date of this Agreement.

         BREAK COSTS means the amount (if any) which a Lender is entitled to receive under Clause 25.3 (Break Costs) as compensation if any part of a Loan or overdue amount is prepaid.

         BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, Belfast and:

         (a) if on that day a payment in or a purchase of a currency (other than Euro) is to be made, the principal financial centre of the country of that currency; or

         (b) if on that day a payment in or a purchase of Euro is to be made, which is also a TARGET Day.

         CIRCULAR means the circular issued (or to be issued) to the shareholders of the Parent relating to the Pfizer HRT Acquisition and the Pfizer OC Acquisition.

         COMMITMENT means a Facility A Commitment, a Facility B Commitment or a Facility C Commitment.

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of
         Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

         DEFAULT means:

         (a)      an Event of Default; or

         (b) an event specified in Clause 21 (Default) which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

         ELI LILLY means Eli Lilly and Company, a company organised and existing under the laws of the State of Indiana with offices located at Lilly Corporate Center, Indianapolis, Indiana, 46285 USA.

         ELI LILLY ACQUISITION means the acquisition of the Eli Lilly Assets by the Borrower under the Eli Lilly Acquisition Documents.

         ELI LILLY ACQUISITION AGREEMENTS means the Eli Lilly Transfer Agreement and the Eli Lilly Manufacturing Agreement.

         ELI LILLY ACQUISITION DOCUMENTS means the Eli Lilly Acquisition Agreements and all other documents referred to in the Eli Lilly Acquisition Agreements or relating to the Eli Lilly Acquisition.

         ELI LILLY ASSETS means the rights and other assets assigned or transferred to, or assumed or acquired by, the Borrower under the Eli Lilly Transfer Agreement.

         ELI LILLY MANUFACTURING AGREEMENT means the manufacturing agreement entered into by the Borrower and Eli Lilly on 7th December, 2002 for the manufacturing of the women's healthcare product known as Sarafem.

         ELI LILLY TRANSFER AGREEMENT means the assignment, transfer and assumption agreement entered into by the Borrower and Eli Lilly on 7th December, 2002 in connection with the sale and purchase of the US sales and marketing rights relating to the women's healthcare product known as Sarafem.

         EURIBOR means for a Term of any Loan or overdue amount in Euro:

         (a)      the applicable Screen Rate; or

         (b) if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in Euro for a period comparable to that Term.

         EURO means the single currency of the Participating Member States.

         EVENT OF DEFAULT means an event specified as such in this Agreement.

         EXTENSION OPTION means the Borrower's option to request an extension to the Facility A Final Maturity Date under Clause 2.3 (Extension Option).

         EXTENSION REQUEST means a request made by the Borrower to exercise the Extension Option, substantially in the form of Schedule 9 (Form of Extension Request).

         FACILITY means Facility A, Facility B or Facility C.

         FACILITY A means the facility referred to in Clause 2.1(a)
         (Facilities).

         FACILITY A COMMITMENT means:

         (a) in relation to an Original Lender, the amount in US Dollars set opposite the name of that Original Lender in Schedule 1 (Original Parties) under the heading FACILITY A COMMITMENTS and the amount of any other Facility A Commitment it acquires; and

         (b) in relation to a Lender which becomes a Lender after the date of this Agreement, the amount of Facility A Commitment acquired by it under Clause 28 (Changes to the Parties),

         to the extent not cancelled, reduced or transferred under this Agreement.

         FACILITY A LOAN means a Loan made or to be made under Facility A.

         FACILITY A FINAL MATURITY DATE means:

         (a) the date falling a year less a day after the date of this Agreement, or if that is not a Business Day, the immediately preceding Business Day; or

         (b)      such later date as may be agreed under Clause 2.3 (Extension
                  Option).

         FACILITY B means the facility referred to in Clause 2.1(b)
         (Facilities).

         FACILITY B COMMITMENT means:

         (a) in relation to an Original Lender, the amount in US Dollars set opposite the name of that Original Lender in Schedule 1 (Original Parties) under the heading FACILITY B COMMITMENTS and the amount of any other Facility B Commitment it acquires; and

         (b) in relation to a Lender which becomes a Lender after the date of this Agreement, the amount of Facility B Commitment acquired by it under Clause 28 (Changes to the Parties),

         to the extent not cancelled, reduced or transferred under this Agreement.

         FACILITY B FINAL MATURITY DATE means the third anniversary of the date of this Agreement or, if that is not a Business Day, the immediately preceding Business Day.

         FACILITY B LOAN means a Loan made or to be made under Facility B.

         FACILITY C means the facility referred to in Clause 2.1(c)
         (Facilities).

         FACILITY C COMMITMENTS means:

         (a) in relation to an Original Lender, the amount in US Dollars set opposite the name of that Original Lender in Schedule 1 (Original Parties) under the heading FACILITY C COMMITMENTS and the amount of any other Facility C Commitment it acquires; and

         (b) in relation to a Lender which becomes a Lender after the date of this Agreement, the amount of Facility C Commitment acquired by it under Clause 28 (Changes to the Parties),

         to the extent not cancelled, reduced or transferred under this Agreement.

         FACILITY C FINAL MATURITY DATE means the fifth anniversary of the date of this Agreement or, if that is not a Business Day, the immediately preceding Business Day.

         FACILITY C LOAN means a Loan made or to be made under Facility C.

         FACILITY OFFICE means the office(s) notified by a Lender to the Facility Agent:

         (a) on or before the date it becomes a Lender; or

         (b) by not less than five Business Days' notice,

         as the office(s) through which it will perform its obligations under this Agreement.

         FEE LETTER means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Borrower setting out the amount of certain fees referred to in this Agreement.

         FINAL MATURITY DATE means the Facility A Final Maturity Date, the Facility B Final Maturity Date or the Facility C Final Maturity Date.

         FINANCE DOCUMENT means:

         (a)      this Agreement;

         (b)      a Fee Letter;

         (c)      a Transfer Certificate;

         (d)      an Accession Agreement; or

         (e) any other document designated as such by the Facility Agent and the Parent.

         FINANCE PARTY means a Lender or an Administrative Party.

         FINANCIAL INDEBTEDNESS means (without double counting) any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b)      any acceptance credit;

         (c) any bond, note, debenture, loan stock or other similar instrument;

         (d) any redeemable preference share which can be redeemed prior to a Final Maturity Date;

         (e) any finance, capital lease or hire purchase agreement required by generally accepted accounting principles and practices in the relevant jurisdiction to be treated as a finance or capital lease;

         (f) receivables sold or discounted (otherwise than on a non-recourse basis);

         (g) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (h) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

         (i) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

         (j) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

         (k) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.

         GROUP means the Parent and its Subsidiaries.

         GUARANTOR means an Original Guarantor or an Additional Guarantor.

         HOLDING COMPANY means in relation to a person, an entity of which that person is a Subsidiary.

         IBOR means:

         (a)      in relation to Euro, EURIBOR; or

         (b)      in relation to any other currency, LIBOR.

         INCREASED COST means:

         (a)      an additional or increased cost;

         (b) a reduction in the rate of return from a Facility or on its overall capital; or

         (c)      a reduction of an amount due and payable under any Finance
                  Document,

         which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

         INTELLECTUAL PROPERTY RIGHTS MEANS:

         (a) any know-how, patent, trade mark, service mark, design, business name, domain name, topographical or similar right;

         (b)      any copyright, data base or other intellectual property right;
                  or

         (c)      any interest in the above,

         in each case whether registered or not and includes any related application.

         LENDER means:

         (a)      an Original Lender; or

         (b) any person which becomes a Lender after the date of this Agreement.

         LIBOR means for a Term of any Loan or overdue amount:

         (a)      the applicable Screen Rate; or

         (b) if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

         LOAN means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

         MAJORITY LENDERS means, at any time, Lenders:

         (a) whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66.67 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

         (b) if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66.67 per cent. or more of the Total Commitments; or

         (c) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66.67 per cent. or more of the Total Commitments immediately before the reduction.

         MANDATORY COST means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory
         Cost).

         MARGIN has the meaning given to it in Clause 9.5 (Margin).

         MATERIAL ADVERSE EFFECT means:

         (a) a material adverse effect on the business or financial condition of the Group taken as a whole;

         (b) a material adverse effect on the ability of the Parent to perform its obligations under Clause 19 (Financial covenants) or of any Obligor to perform any of its payment obligations or other material obligations under any Finance Document, taking into account resources lawfully available to it, without breaching the terms of this Agreement, from other members of the Group; or

         (c) an effect on the validity or enforceability of any Finance Document which is reasonably considered by the Majority Lenders to be materially adverse to their interests under the Finance Documents.

         MATERIAL SUBSIDIARY means, at any time, the Borrower and any other Subsidiary of the Parent whose gross assets or revenues (excluding intra-Group items) equal or exceed, or have since the date of this Agreement equalled or exceeded, 5 per cent. of the gross assets or revenues of the Group.

         For this purpose:

         (a) the gross assets or revenues of a Subsidiary of the Parent will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

         (b) if a Subsidiary of the Parent becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or revenues of that Subsidiary will be determined from its latest financial statements;

         (c) the gross assets or revenues of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or revenues of any company or business subsequently acquired or disposed of; and

         (d) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Parent, the other Subsidiary (if it is not already) will immediately become a Material Subsidiary.

         MATURITY DATE means the last day of a Term of a Loan.

         OBLIGOR means the Borrower or a Guarantor.

         ORIGINAL FINANCIAL STATEMENTS means the audited consolidated financial statements of the Parent for the year ended 30th September, 2002.

         ORIGINAL OBLIGOR means the Borrower or an Original Guarantor.

         PARTICIPATING MEMBER STATE means a member state of the European Communities that adopts or has adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union.

         PARTY means a party to this Agreement.

         PFIZER means Pfizer, Inc.

         PFIZER HRT ACQUISITION means the acquisition of the Pfizer HRT Assets by the Borrower under the Pfizer HRT Acquisition Documents.

         PFIZER HRT ACQUISITION AGREEMENTS means the Pfizer HRT Sale & Purchase Agreement and:

         (a)      a transitional services agreement; and

         (b)      a transitional intellectual property licence agreement,

         each entered into in connection with the Pfizer HRT Sale & Purchase Agreement, and any other document designated as a Pfizer HRT Acquisition Agreement by the Parent and the Facility Agent.

         PFIZER HRT ACQUISITION DOCUMENTS means the Pfizer HRT Acquisition Agreements and all other documents referred to in the Pfizer HRT Acquisition Agreements or relating to the Pfizer HRT Acquisition.

         PFIZER HRT ASSETS has the meaning given to the term "Purchased Assets" in the Pfizer HRT Sale & Purchase Agreement.

         PFIZER HRT LOAN means a Term Loan designated as such in the relevant Request.

         PFIZER HRT SALE & PURCHASE AGREEMENT means the sale and purchase agreement entered into (or to be entered into) by the Borrower, the Parent, Pfizer and others on or about the date of this Agreement in connection with the sale and purchase of certain intellectual property rights relating to the hormone replacement therapy product known as femhrt.

         PFIZER OC ACQUISITION means the acquisition of the Pfizer OC Assets by the Borrower under the Pfizer OC Acquisition Documents.

         PFIZER OC ACQUISITION AGREEMENTS means the Pfizer OC Sale & Purchase Agreement and:

         (a)      a transitional services agreement;

         (b)      a transitional intellectual property licence agreement; and

         (c) an oral contraceptives transitional supply agreement, each entered into in connection with the Pfizer OC Sale & Purchase Agreement, and any other document designated as a Pfizer OC Acquisition Agreement by the Parent and the Facility Agent.

         PFIZER OC ACQUISITION DOCUMENTS means the Pfizer OC Acquisition Agreements and all other documents referred to in the Pfizer OC Acquisition Agreements or relating to the Pfizer OC Acquisition.

         PFIZER OC ASSETS has the meaning given to the term "Purchased Assets" in the Pfizer OC Sale and Purchase Agreement.

         PFIZER OC LOAN means a Term Loan designated as such in the relevant Request.

         PFIZER OC SALE & PURCHASE AGREEMENT means the sale and purchase agreement entered into (or to be entered into) by the Borrower, the Parent, Pfizer and others on or about the date of this Agreement in connection with the sale and purchase of certain intellectual property rights relating to the oral contraceptive products known as Estrostep and Loestrin.

         PRO RATA SHARE means:

         (a) for the purpose of determining a Lender's share in a utilisation of a Facility, the proportion which its Commitment under the relevant Facility bears to the Total Facility A Commitments, the Total Facility B Commitments or the Total Facility C Commitments, as the case may be; and

         (b)      for any other purpose on a particular date:

                  (i) the proportion which a Lender's share of the Loans and undrawn Commitments (if any) bears to the aggregate of all the Loans and the undrawn Total Commitments;

                  (ii) if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

                  (iii) if the Total Commitments have been cancelled, the proportion which its Commitment bore to the Total Commitments immediately before being cancelled; or

                  (iv) where the term is used in relation to a Facility, the proportions listed in sub-paragraphs (i) to (iii) above but applied only to the Loans and Commitments for that Facility.

                  For the purpose of sub-paragraph (iv) above, in the case of dispute, the Facility Agent will determine whether the term in any case relates to a particular Facility.

         RATE FIXING DAY means:

         (a)      the first day of a Term for a Loan denominated in Sterling;

         (b) the second TARGET Day before the first day of a Term for a Loan denominated in Euro; or

         (c) the second Business Day before the first day of a Term for a Loan denominated in any other currency, or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

         REFERENCE BANKS means the Facility Agent, ABN AMRO Bank N.V., Barclays Bank PLC and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

         REPAYMENT INSTALMENT means each instalment for repayment of a Term
         Loan.

         REPEATING REPRESENTATIONS means the representations which are deemed to be repeated under this Agreement.

         REQUEST means a request for a Loan, substantially in the form of
         Schedule 3 (Form of Request).

         ROLLOVER LOAN means, unless provided to the contrary in this Agreement, a Facility A Loan:

         (a) to be made on the same day that a maturing Facility A Loan is due to be repaid;

         (b) the amount of which, together with any other Rollover Loan relating to the same maturing Facility A Loan, is equal to or less than the maturing Facility A Loan;

         (c)      in the same currency as the maturing Facility A Loan; and

         (d)      to be made for the purpose of refinancing a maturing Facility
                  A Loan.

         SALE & PURCHASE AGREEMENT means the Eli Lilly Transfer Agreement, the Pfizer HRT Sale & Purchase Agreement or the Pfizer OC Sale & Purchase Agreement.

         SCREEN RATE means:

         (a) for LIBOR, the British Bankers Association Interest Settlement Rate (if any); and

         (b) for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union,

         for the relevant currency and Term displayed on the appropriate page of the Reuters screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Parent and the Lenders) may specify another page or service displaying the appropriate rate.

         SECURITY INTEREST means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a substantially similar effect.

         STERLING AND (POUND) mean the currency of the UK.

         SUBSIDIARY means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and CONTROL for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, the power to appoint a majority of directors, by contract or otherwise.

         TARGET ASSETS means the Pfizer HRT Assets or the Pfizer OC Assets.

         TARGET DAY means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

         TAX means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

         TAX DEDUCTION means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

         TAX PAYMENT means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

         TERM means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

         TERM LOAN means a Facility B Loan or a Facility C Loan.

         TOTAL COMMITMENTS means the Total Facility A Commitments, Total Facility B Commitments and Total Facility C Commitments.

         TOTAL FACILITY A COMMITMENTS means the aggregate of the Facility A Commitments, being US$100,000,000 at the date of this Agreement.

         TOTAL FACILITY B COMMITMENTS means the aggregate of the Facility B Commitments, being US$250,000,000 at the date of this Agreement.

         TOTAL FACILITY C COMMITMENTS means the aggregate Facility C Commitments being US$100,000,000 at the date of this Agreement.

         TRANSACTION DOCUMENT means:

         (a)      a Finance Document;

         (b)      an Acquisition Document; or

         (c) any other document designated as such by the Facility Agent and the Parent.

         TRANSFER CERTIFICATE means a certificate substantially in the form of
         Schedule 5 (Form of Transfer Certificate), or any other form agreed between the Facility Agent and the Parent.

         UK means the United Kingdom.

         US DOLLARS and US$ mean the currency of the United States of America.

         UTILISATION DATE means each date on which a Facility is utilised.

         WARNER CHILCOTT BONDS means the 12 5/8% senior loan notes, repayable in 2008, issued by Warner Chilcott Inc. in February 2000.

         WARNER CHILCOTT COMPANIES means Warner Chilcott PLC, Warner Chilcott (Bermuda) Limited, Warner Chilcott Inc., and Warner Chilcott Laboratories Ireland Limited.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) an AMENDMENT includes a supplement, novation, restatement or re-enactment and AMENDED will be construed accordingly;

                  ASSETS includes present and future properties, revenues and rights of every description;

                  an AUTHORISATION includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

                  BARCLAYS CAPITAL is to the investment banking division of Barclays Bank PLC;

                  DISPOSAL means a sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary, and DISPOSE will be construed accordingly;

                  INDEBTEDNESS includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

                  a PERSON includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

                  a REGULATION includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ii) a currency is a reference to the lawful currency for the time being of the relevant country;

         (iii) a Default being OUTSTANDING means that it has not been remedied or waived;

         (iv) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

         (v) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

         (vi) a person includes its successors in title, permitted assigns and permitted transferees;

         (vii) a Transaction Document or another document is a reference to that Transaction Document or other document as amended; and

         (viii)   a time of day is a reference to London time.

(b) Unless the contrary intention appears, a reference to a MONTH or MONTHS is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

         (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

         (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

         (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of no third party is required for any variation (including any release or compromise of any liability) or termination of any Finance Document.

(d)      Unless the contrary intention appears:

         (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

         (ii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

         (iii) any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(e)      The headings in this Agreement do not affect its interpretation.

(f) A reference in this Agreement to an English legal term for any provision of law, regulation, action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England and Wales, include a reference to what most nearly approximates in that other jurisdiction to that English legal term.

2.       FACILITY

2.1      FACILITIES

         Subject to the terms of this Agreement, the Lenders make available to the Borrower:

         (a) a multicurrency revolving credit facility with an extension option in an aggregate amount equal to the Total Facility A Commitments;

         (b) a term loan facility in an aggregate amount equal to the Total Facility B Commitments; and

         (c) a term loan facility in an aggregate amount equal to the Total Facility C Commitments.

2.2      NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

         Unless otherwise agreed by all the Finance Parties:

         (a) the obligations of a Finance Party under the Finance Documents are several;

         (b) failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

         (c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

         (d) the rights of a Finance Party under the Finance Documents are separate and independent rights;

         (e) a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

         (f) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.3      EXTENSION OPTION

(a) The Borrower may request the exercise of the Extension Option by submitting an Extension Request to the Facility Agent.

(b)      An Extension Request shall not be valid unless:

         (i) it is delivered to the Facility Agent on a day falling no more than 60 days nor less than 30 days prior to the relevant Facility A Final Maturity Date;

         (ii) it specifies a date (the EXTENSION DATE) which is no more than a year less a day after the relevant Facility A Final Maturity Date; and

         (iii) it does not (and would not) cause paragraph (c) to be contravened.

(c)      The Extension Option may be exercised no more than four times.

(d) Upon receipt of a valid Extension Request, the Facility Agent shall promptly notify each Lender which has a Facility A Commitment. Each such Lender shall have the right, in its absolute discretion, to accept or decline any Extension Request. Each such Lender must notify the Facility Agent, no later than close of business on the date falling 15 days before the relevant Facility A Final Maturity Date, whether or not it accepts the Extension Request.

(e)      If there are any Extending Lenders, then:

         (i) on and from the relevant Facility A Final Maturity Date (subject to any further operation of this Clause), the Facility A Final Maturity Date shall be extended to the Extension Date; and

         (ii)     on the relevant Facility A Final Maturity Date:

                  (A) the Facility A Commitment of each Non-extending Lender shall be cancelled automatically; and

                  (B) the Borrower must pay to each Extending Lender an extension fee, calculated at the rate specified in the Extension Request or at such other rate as may be agreed between the Borrower and all the Extending Lenders, on the Facility A Commitment of that Extending Lender at the close of business on the relevant Facility A Final Maturity Date.

(f)      An Extension Request is irrevocable and may not be withdrawn.

(g)      In this Clause:

         (i) the RELEVANT FACILITY A FINAL MATURITY DATE means the Facility A Final Maturity Date in effect on the date of an Extension Request; and

         (ii) an EXTENDING LENDER means a Lender which notifies the Facility Agent, on or before close of business on the date falling 15 days before the relevant Facility A Final Maturity Date, that it accepts an Extension Request; and

         (iii) a NON-EXTENDING LENDER shall mean a Lender which has a Facility A Commitment at the date of an Extension Request but is not an Extending Lender.

3.       PURPOSE

3.1      FACILITY A LOANS

         Each Facility A Loan may only be used for the general corporate and working capital purposes of the Group (but not for any purpose for which a Term Loan may be used).

3.2      TERM LOANS

(a) Each Pfizer HRT Loan may only be used for the consideration payable for the Pfizer HRT Acquisition and/or the reasonable costs and expenses of, and incidental to, the Pfizer HRT Acquisition.

(b) Each Pfizer OC Loan may only be used for the consideration payable for the Pfizer OC Acquisition and/or the reasonable costs and expenses of, and incidental to, the Pfizer OC Acquisition.

3.3      NO OBLIGATION TO MONITOR

         No Finance Party is bound to monitor or verify the utilisation of any Facility.

4.       CONDITIONS PRECEDENT

4.1      CONDITIONS PRECEDENT DOCUMENTS

(a) A Request may not be given until the Facility Agent has notified the Parent and the Lenders that it has received, or waived receipt of:

         (i)      all of the documents and evidence set out in Part 1 of
                  Schedule 2 (Conditions precedent documents); and

         (ii) in the case of a Request for a Pfizer HRT Loan, all of the documents and evidence set out in Part 2 of Schedule 2 (Conditions precedent documents); and

         (iii) in the case of a Request for a Pfizer OC Loan, all of the documents and evidence set out in Part 3 of Schedule 2 (Conditions precedent documents),

         in each case in form and substance satisfactory to the Facility Agent.

(b)      The Facility Agent must give any notification required under paragraph
         (a) above promptly upon being satisfied as to the form and substance of the relevant documents and evidence.

4.2      FURTHER CONDITIONS PRECEDENT

         The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

         (a) the Repeating Representations are correct in all material respects; and

         (b) no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

4.3      MAXIMUM NUMBER

         Unless the Facility Agent agrees, a Request may not be given if, as a result there would be outstanding more than ten Facility A Loans, three Facility B Loans or three Facility C Loans.

5.       UTILISATION

5.1      GIVING OF REQUESTS

(a) The Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)      Each Request is irrevocable.

5.2      COMPLETION OF REQUESTS

         A Request for a Loan will not be regarded as having been duly completed unless:

         (a) the Utilisation Date is a Business Day falling within the Availability Period;

         (b) it identifies the Facility under which the Loan is to be borrowed and, if the Loan is to be a Term Loan, identifies whether it is to be a Pfizer HRT Loan or a Pfizer OC Loan;

         (c)      the amount of the Loan requested is:

                  (i)      (A)      in the case of a Facility A Loan, a minimum
                                    of US$10,000,000 or its equivalent in
                                    accordance with Clause 6 (Optional
                                    Currencies); or

                           (B) in the case of a Term Loan, a minimum of US$20,000,000,

                           and in either case an integral multiple of 5,000,000 units of the requested currency;

                  (ii) the maximum undrawn amount available under this Agreement for Loans under the Facility on the proposed Utilisation Date; or

                  (iii)    such other amount as the Facility Agent may agree;
                           and

         (d)      the proposed currency and Term comply with this Agreement.

         Only one Loan may be requested in a Request.

5.3      ADVANCE OF LOAN

(a) The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c) No Lender is obliged to participate in a Loan if, as a result, the Loans under the relevant Facility would exceed the Total Commitments for that Facility.

(d) If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the Borrower on the Utilisation Date.

6.       OPTIONAL CURRENCIES

6.1      GENERAL

         In this Clause:

         AGENT'S SPOT RATE OF EXCHANGE means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars at or about 11.00 a.m. on a particular day.

         OPTIONAL CURRENCY means any currency (other than US Dollars) in which a Facility A Loan may be denominated under this Agreement.

         US DOLLAR AMOUNT of a Loan or part of a Loan means:

         (a)      if the Loan is denominated in US Dollars, its amount; or

         (b) if the Loan is denominated in an Optional Currency, its equivalent in US Dollars calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

6.2      SELECTION

(a)      The currency of each Term Loan must be US Dollars.

(b) The Borrower must select the currency of a Facility A Loan in its Request.

(c) Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than three currencies.

6.3      CONDITIONS RELATING TO OPTIONAL CURRENCIES

(a) A Facility A Loan may be denominated in an Optional Currency for a Term if:

         (i) that Optional Currency is readily available in the amount required and freely convertible into US Dollars in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

         (ii) that Optional Currency is Euro or Sterling or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

(b) If the Facility Agent has received a request from the Parent for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Parent whether or not the Lenders have given their approval.

6.4      REVOCATION OF CURRENCY

(a) Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day for a Facility A Loan the Facility Agent receives notice from a Lender that:

         (i) the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

         (ii) participating in a Loan in the proposed Optional Currency could reasonably be expected to contravene any law or regulation applicable to it,

         the Facility Agent must give notice to the Borrower to that effect promptly and in any event before 11.00 a.m. on that day.

(b)      In this event:

         (i) that Lender must participate in the Facility A Loan in US Dollars; and

         (ii) the share of that Lender in the Facility A Loan and any other similarly affected Lender(s) will be treated as a separate Facility A Loan denominated in US Dollars during that Term.

(c) Any part of a Facility A Loan treated as a separate Facility A Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Facility A Loans or currencies outstanding at any one time.

(d) A Facility A Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Facility A Loan by reason only of the operation of this Subclause.

6.5      OPTIONAL CURRENCY EQUIVALENTS

         (a) The equivalent in US Dollars of a Facility A Loan or part of a Facility A Loan in an Optional Currency for the purposes of calculating:

         (b)      whether any limit under this Agreement has been exceeded;

         (c)      the amount of a Facility A Loan;

         (d)      the share of a Lender in a Facility A Loan;

         (e)      the amount of any repayment of a Facility A Loan; or

         (f)      the undrawn amount of a Lender's Commitment,

         is its US Dollar Amount.

6.6      NOTIFICATION

         The Facility Agent must notify the relevant Lenders and the Borrower of each relevant US Dollar Amount (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

7.       REPAYMENT

(a) The Borrower must repay each Facility A Loan in full on its Maturity Date. Subject to the other terms of this Agreement, any amount of a Facility A Loan repaid under this paragraph may be re-borrowed.

(b) On each date set out in the table below (or, if any such date is not a Business Day, the immediately preceding Business Day) (each a REPAYMENT INSTALMENT DATE), the Borrower must repay Facility B Loans and Facility C Loans of an amount equal, in each case, to:

         (i) (A) the aggregate amount of Loans outstanding under that Facility at the close of business at the end of the relevant Availability Period multiplied by (B) the proportion set out for that Facility alongside that Repayment Instalment Date; less

         (ii) the aggregate amount of Loans under the relevant Facility which have been prepaid under Clause 8.4 (Voluntary prepayment) prior to that Repayment Instalment Date (but the prepayment of which has not already been taken into account for the purposes of this Clause)

         or, if lower, the amount of Loans under the relevant Facility which are outstanding on that Repayment Instalment Date.

                                                           PROPORTION OF            PROPORTION OF
REPAYMENT DATE                                           FACILITY B LOANS          FACILITY C LOANS
6 months after the date of this Agreement                      1/6                       1/10

12 months after the date of this Agreement                     1/6                       1/10

18 months after the date of this Agreement                     1/6                       1/10

24 months after the date of this Agreement                     1/6                       1/10

30 months after the date of this Agreement                     1/6                       1/10

36 months after the date of this Agreement                     1/6                       1/10

42 months after the date of this Agreement                                               1/10

48 months after the date of this Agreement                                               1/10

54 months after the date of this Agreement                                               1/10

60 months after the date of this Agreement                                               1/10

         No amount of a Term Loan which is repaid may be re-borrowed.

(c) Except as expressly set out above the Borrower's obligations under paragraphs (a) and (b) above will not be affected by any repayment or prepayment made under Clause 8 (Prepayment and Cancellation).

8.       PREPAYMENT AND CANCELLATION

8.1      MANDATORY PREPAYMENT - ILLEGALITY

(a) A Lender must notify the Parent promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)      After notification under paragraph (a) above:

         (i) the Borrower must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

         (ii)     the Commitment of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Loan will be:

         (i) the Business Day following receipt by the Parent of notice from the Lender under paragraph (a) above; or

         (ii)     if later, the latest date allowed by the relevant law.

8.2      MANDATORY PREPAYMENT - CHANGE OF CONTROL

(a) The Parent must promptly notify the Facility Agent if it becomes aware of any person or group of persons acting in concert gaining control of the Parent.

(b) After notification under paragraph (a) above, if the Majority Lenders so require, the Facility Agent must, by notice to the Parent:

         (i)      immediately cancel the Total Commitments; and

         (ii) declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be due and payable on a day falling no earlier than 30 days after that notice.

         Any such notice will take effect in accordance with its terms.

(c)      In paragraph (a) above:

         CONTROL means the power to direct the management and policies of an entity, whether through the ownership of voting capital, the power to appoint a majority of directors, by contract or otherwise; and

         ACTING IN CONCERT has the meaning given to it in the City Code on Takeovers and Mergers.

8.3      MANDATORY PREPAYMENT - FUNDRAISING AND DISPOSALS

(a)      In this Clause:

         FUNDRAISING means:

         (i) any public issue or public offering of debt Securities or convertible Securities for a cash or part-cash consideration; and

         (ii) any private placement of debt Securities or convertible Securities for a cash or part-cash consideration,

         but does not, for the avoidance of doubt, include any other issue or placing of equity Securities.

         PREPAYMENT DATE means:

         (i) in relation to the Proceeds of a Fundraising or Relevant Disposal, other than those specified in paragraph (ii) below, the date falling five Business Days after any member of the Group receives those Proceeds, or such later date as the Majority Lenders may agree in relation to those Proceeds but not, unless all the Lenders agree, later than the date falling 15 Business Days after the receipt of those proceeds; and

         (ii) in relation to Proceeds which were intended to be re-invested in the business of the Group in accordance with paragraph (2) of the definition of "Proceeds" but were not so re-invested within the time period allowed under that paragraph, the first Business Day after the expiry of that time period.

         PROCEEDS means, in respect of a Relevant Disposal or Fundraising by a member of the Group, the gross consideration received by that member of the Group for that Relevant Disposal or Fundraising less:

         (i)      all Taxes;

         (ii) all commission, costs, fees and expenses (including professional fees) directly incurred in respect of that Relevant Disposal or Fundraising; and

         (iii)    in the case of a Relevant Disposal:

                  (A) such amount as the Parent determines, acting reasonably, to be the amount of costs and taxes incurred by the Group which are fairly attributable to up-streaming the consideration for the Relevant Disposal to the Borrower or making any distributions in connection therewith;

                  (B) any amount required to be paid by any member of the Group to the proprietor of any Intellectual Property Rights related to the assets the subject of the Relevant Disposal, where that payment is required to enable those Intellectual Property Rights to be transferred with those assets to the extent necessary to facilitate the Relevant Disposal; and

                  (C) any reorganisation and/or restructuring costs acceptable to the Majority Lenders (acting reasonably) and associated with the Relevant Disposal,

         (that gross consideration less the amounts referred to at paragraphs
         (i) to (iii) above being the NET PROCEEDS), but not, in the case of a Relevant Disposal:

         (1) the first US$5,000,000 (or equivalent) of the net proceeds in respect of all Relevant Disposals in any financial year of the Parent; or

         (2) the first US$50,000,000 (or equivalent) of the net proceeds of all Relevant Disposals since the date of this Agreement, where those net proceeds are intended to be re-invested in the business of the Group within six months of the date of the Relevant Disposal.

         RELEVANT DISPOSAL means any disposal other than:

         (i)      a disposal to another member of the Group; or

         (ii)     a disposal of stock in the ordinary course of trading.

         SECURITIES includes bonds, notes, debentures, loan stock and similar instruments (whether bearer or registered and whether or not transferable).

(b) The Parent must notify the Facility Agent promptly if any member of the Group receives the Proceeds of any Fundraising or enters into any Relevant Disposal. The notification must specify the date on which the Proceeds of the Fundraising were received or the Relevant Disposal entered into (as appropriate) and the amount of the Proceeds.

(c)      On the Prepayment Date in relation to any Proceeds:

         (i) an amount equal to those Proceeds shall be applied towards cancellation of:

                  (A)      first, the Total Facility C Commitments; and

                  (B) secondly, but only if the Total Facility C Commitments have been cancelled in full, the Total Facility B Commitments; and

         (ii) the Parent must ensure that sufficient Term Loans are repaid so that immediately following the cancellation contemplated by sub-paragraph (i) above, the aggregate principal amount of the Term Loans outstanding under each of Facility B and Facility C does not exceed the Total Commitments (as so cancelled) under that Facility.

8.4      VOLUNTARY PREPAYMENT

(a) The Borrower may, by giving not less than five Business Days' prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.

(b) A prepayment of part of a Loan must be in a minimum amount of US$20,000,000 (or the equivalent in accordance with Clause 6 (Optional Currencies)), and an integral multiple of 5,000,000 of the relevant currency.

(c) Any prepayment of part of a Facility A Loan will be applied against the share of each Lender in that Facility A Loan pro rata.

(d) No Facility B Loan may be prepaid under this Clause while any Facility C Loan is outstanding.

8.5      AUTOMATIC CANCELLATION

         The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

8.6      VOLUNTARY CANCELLATION

(a) The Borrower may, by giving not less than five Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b) Partial cancellation of the Total Commitments must be in a minimum amount of US$20,000,000 and an integral multiple of US$5,000,000.

(c) Any cancellation in part of any of the Total Commitments will be applied against the relevant Commitment of each Lender pro rata.

(d) No Facility B Commitment may be cancelled under this Clause while any Facility C Commitment is outstanding.

8.7      INVOLUNTARY PREPAYMENT AND CANCELLATION

(a) If the Borrower is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Parent may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)      After notification under paragraph (a) above:

         (i) the Borrower must repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

         (ii)     the Commitment of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Loan will be the last day of the Term for that Loan or, if earlier, the date specified by the Parent in its notification.

8.8      RE-BORROWING OF LOANS

         Any voluntary prepayment of a Facility A Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Facility A Loan, and any prepayment of a Term Loan, may not be re-borrowed.

8.9      MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

9.       INTEREST

9.1      CALCULATION OF INTEREST

         The rate of interest on each Loan for each day of its Term is the percentage rate per annum equal to the aggregate of the applicable:

         (a)      Margin;

         (b)      IBOR on the applicable Rate Fixing Day; and

         (c)      Mandatory Cost.

9.2      PAYMENT OF INTEREST

         Except where it is provided to the contrary in this Agreement, the Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than three months, on the dates falling at three-monthly intervals after the first day of that Term.

9.3      INTEREST ON OVERDUE AMOUNTS

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

         (i)      select successive Terms of any duration of up to three months;
                  and

         (ii)     determine the appropriate Rate Fixing Day for that Term.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

         (i) the first Term for that overdue amount will be the unexpired portion of that Term; and

         (ii) the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

         After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

9.4      NOTIFICATION OF RATES OF INTEREST

         The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.5      MARGIN

(a)      In this Clause:

         CONSOLIDATED TOTAL NET DEBT and CONSOLIDATED EBITDA have the meanings given in Clause 19 (Financial covenants) and will be determined from the relevant Compliance Certificate.

         MARGIN RESET DATE means:

         (i) the date falling five Business Days after the delivery under this Agreement of the Compliance Certificate in respect of the Measurement Period ending on or after the first anniversary of the date of this Agreement; and

         (ii) each subsequent date falling five Business Days after the delivery of a Compliance Certificate in respect of a Measurement Period.

         MARGIN PERIOD means:

         (i) the period from (and including) the date of this Agreement to (but excluding) the first Margin Reset Date (the FIRST MARGIN PERIOD); and

         (ii) each subsequent period from (and including) a Margin Reset Date to (but excluding) the next Margin Reset Date.

         MEASUREMENT PERIOD has the meaning given in Clause 19 (Financial covenants).

(b) For the first Margin Period, the Margin shall be 1.25 per cent. per annum.

(c) The applicable Margin for each Margin Period other than the first Margin Period will be determined in accordance with the following table:

                                                                    APPLICABLE MARGIN
RATIO OF CONSOLIDATED TOTAL NET DEBT TO CONSOLIDATED EBITDA       (PER CENT. PER ANNUM)
More than or equal to 2.0:1                                                1.25

More than or equal to 1.5:1 but less than 2.0:1                            1.00

Less than 1.5:1                                                            0.75

(d) Except as provided below, the Margin applicable on the first day of a Term of a Loan will apply to that Loan throughout that Term.

(e) If the Margin has been determined under this Subclause in reliance on a Compliance Certificate but the subsequent audited consolidated financial statements of the Parent indicate a different ratio of Consolidated Total Net Debt to Consolidated EBITDA, the Margin will instead be that calculated by reference to the relevant audited consolidated financial statements. If, in this event, any amount of interest or commitment fee has been paid by the Borrower on the basis of the Compliance Certificate, the Borrower must immediately pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the relevant audited consolidated financial statements.

(f) Notwithstanding any other provision of this Subclause, for as long as an Event of Default is outstanding the Margin applicable to each Loan will be 1.25 per cent. per annum.

10.      TERMS

10.1     SELECTION - FACILITY A LOANS

(a)      Each Facility A Loan has one Term only.

(b) The Borrower must select the Term for a Facility A Loan in the relevant Request.

(c) Subject to the following provisions of this Clause, each Term for a Facility A Loan will be one, two, three or six months or any other period agreed by the Borrower and the Lenders.

10.2     SELECTION - TERM LOANS

(a)      Each Term Loan has successive Terms.

(b) The Borrower must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c) If the Borrower fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d) Subject to the following provisions of this Clause, each Term for a Term Loan will be one, two, three or six months or any other period agreed by the Borrower and the Lenders.

10.3     CONSOLIDATION - TERM LOANS

         Unless the Borrower otherwise requests, a Term for a Term Loan will end on the same day as the current Term for any other Term Loan denominated in the same currency as that Term Loan. On the last day of those Terms, those Term Loans will be consolidated and treated as one term Loan.

10.4     COINCIDENCE WITH REPAYMENT INSTALMENT DATES

(a) The Borrower may select any Term (of less than three months) for a Term Loan (and may redesignate any Term Loan as two Term Loans) to ensure that the amount of the Term Loans with a Term ending on a date for repayment of a Repayment Instalment is not less than the Repayment Instalment due on that date.

(b) If the Borrower fails to make a selection in the circumstances envisaged in paragraph (a) above, the Facility Agent may, prior to the Rate Fixing Day for the relevant Term, shorten any Term for a Term Loan (and may designate any Term Loan as two Term Loans) to achieve the same end.

10.5     NO OVERRUNNING

(a) If a Term for a Facility A Loan would otherwise overrun the Facility A Final Maturity Date applicable on the Utilisation Date of that Facility A Loan, it will be shortened so that it ends on the Facility A Final Maturity Date.

(b) If a Term for a Term Loan would otherwise overrun the Final Maturity Date for the relevant Facility, it will be shortened so that it ends on that Final Maturity Date.

10.6     OTHER ADJUSTMENTS

         The Facility Agent and the Borrower may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

10.7     NOTIFICATION

         The Facility Agent must notify the Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

11.      MARKET DISRUPTION

11.1     FAILURE OF A REFERENCE BANK TO SUPPLY A RATE

         If an IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

11.2     MARKET DISRUPTION

(a)      In this Clause, each of the following events is a MARKET DISRUPTION
         EVENT:

         (i) an IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by
                  12.00 noon (local time) on the Rate Fixing Day; or

         (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

(b) The Facility Agent must promptly notify the Parent and the Lenders of a market disruption event.

(c) After notification under paragraph (b) above, except as provided below, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

         (i)      Margin;

         (ii) rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

         (iii)    Mandatory Cost.

11.3     ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a market disruption event occurs and the Facility Agent or the Parent so requires, the Parent and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

12.      TAXES

12.1     GENERAL

         In this Clause:

         EXEMPT LENDER means a Lender which is entitled, under the domestic law of the Republic of Ireland, to receive payments of interest free of any deduction or withholding for or on account of Tax from companies incorporated and resident for tax purposes in the Republic of Ireland.

         QUALIFYING LENDER means a Lender which is:

         (a)      an Exempt Lender; or

         (b)      a Treaty Lender.

         TAX CREDIT means a credit against any Tax or any relief or remission for Tax (or its repayment).

         TREATY LENDER means a Lender which is, on the date a payment of interest falls due under this Agreement:

         (a) resident (as defined in the appropriate double taxation agreement) in a country with which the Republic of Ireland has a double taxation agreement giving residents of that country a full exemption from taxation on interest imposed by the Republic of Ireland; and

         (b) does not carry on a business in the Republic of Ireland through a permanent establishment with which the payment is effectively connected.

12.2     TAX GROSS-UP

(a) Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)      If:

         (i)      a Lender is not, or ceases to be, a Qualifying Lender; or

         (ii) an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

         it must promptly notify the Facility Agent. The Facility Agent must then promptly notify, in the case of sub-paragraph (i) the Parent, and in the case of sub-paragraph (ii) the Parent or the applicable Lender, as the case may be.

(c) Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

         (d) Except as provided below, an Obligor resident for tax purposes in the Republic of Ireland is not required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be, a Qualifying Lender in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender.

         (e) Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

         (f) An Obligor resident for tax purposes in the Republic of Ireland is not required to make an increased payment to a Lender under paragraph (c) above if that Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (i) below.

         (g) If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

         (h) Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

         (i) A Lender must co-operate with each Obligor by using its reasonable endeavours to complete any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

         12.3     TAX INDEMNITY

         (a) Except as provided below, the Borrower must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

         (b) Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

                  (i) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (ii) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                  if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)      A Finance Party making, or intending to make, a claim under paragraph
         (a) above must promptly notify the Parent of the event which will give, or has given, rise to the claim.

12.4     TAX CREDIT

         If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

         (a)      a Tax Credit is attributable to that Tax Payment; and

         (b)      it has obtained, used and retained that Tax Credit,

         the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been made by the Obligor.

12.5     STAMP TAXES

         The Borrower must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with a Transfer Certificate.

12.6     VALUE ADDED TAXES

(a) Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax. The relevant Finance Party must, where appropriate, issue a valid VAT invoice to the relevant Obligor.

(b) The obligation of any Obligor under any Finance Document to reimburse any Finance Party in respect of any costs and expenses will be reduced to the extent that the relevant costs and expenses include any value added tax or any other Tax of a similar nature in respect of which the Finance Party determines (acting reasonably) that it is entitled to a repayment or a credit.

13.      INCREASED COSTS

13.1     INCREASED COSTS

         Except as provided below in this Clause, the Borrower must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

         (a) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

         (b)      compliance with any law or regulation,

         made after the date of this Agreement.

13.2     EXCEPTIONS

         The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is:

         (a) compensated for under another Clause or would have been but for an exception to that Clause;

         (b) a tax on the overall net income of a Finance Party or any of its Affiliates; or

         (c) attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

13.3     CLAIMS

         A Finance Party intending to make a claim for an Increased Cost must notify the Borrower promptly of the circumstances giving rise to, and the amount of, the claim.

14.      MITIGATION

14.1     MITIGATION

(a) Each Finance Party must, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

         (i) any Tax Payment or Increased Cost being payable to that Finance Party;

         (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

         (iii) that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

         including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b) The Borrower must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(c) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.2     CONDUCT OF BUSINESS BY A FINANCE PARTY

         No term of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

15.      PAYMENTS

15.1     PLACE

         Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

         (a) in the principal financial centre of the country of the relevant currency; or

         (b) in the case of Euro, in the principal financial centre of a Participating Member State or London,

         as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

15.2     FUNDS

         Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

15.3     DISTRIBUTION

(a) Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

         (i) in the principal financial centre of the country of the relevant currency; or

         (ii) in the case of Euro, in the principal financial centre of a Participating Member State or London,

         as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

15.4     CURRENCY

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d) Amounts payable in respect of costs, expenses or taxes are payable in the currency in which they are incurred.

(e) Each other amount payable under the Finance Documents is payable in US Dollars.

15.5     NO SET-OFF OR COUNTERCLAIM

         All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

15.6     BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

15.7     PARTIAL PAYMENTS

(a) If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

         (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

         (ii) SECONDLY, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

         (iii) THIRDLY, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

         (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)      This Subclause will override any appropriation made by an Obligor.

15.8     TIMING OF PAYMENTS

         If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

16.      GUARANTEE AND INDEMNITY

16.1     GUARANTEE AND INDEMNITY

         Each Guarantor jointly and severally and irrevocably and unconditionally:

         (a) guarantees to each Finance Party punctual performance by the Borrower of all its payment obligations under the Finance Documents;

         (b) undertakes with each Finance Party that, whenever the Borrower does not pay any amount when due under any Finance Document, that Guarantor must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

         (c) indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover. In this paragraph, a reference to an OBLIGATION includes anything which would be an obligation but for its unenforceability, invalidity or illegality.

16.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3     REINSTATEMENT

(a) If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

16.4     WAIVER OF DEFENCES

         The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

         (a) any time or waiver granted to, or composition with, any person;

         (b) any release of any person under the terms of any composition or arrangement;

         (c) the taking, variation, compromise, exchange, extension or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

         (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

         (f) any amendment (however fundamental) of a Finance Document or any other document or security;

         (g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

         (h)      any insolvency or similar proceedings.

16.5     IMMEDIATE RECOURSE

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

16.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a)      without affecting the liability of any Guarantor under this
                  Clause:

                  (i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

                  (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

         (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause.

16.7     NON-COMPETITION

         Unless:

         (a) all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

         (b)      the Facility Agent otherwise directs,

         no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

         (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

         (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause;

         (iii) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (iv) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

         Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

16.8     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

17.      REPRESENTATIONS

17.1     REPRESENTATIONS

         Each representation set out in this Clause is made to each Finance Party. Unless a representation so states, each representation is made by each Obligor.

17.2     STATUS

(a) It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.3     POWERS AND AUTHORITY

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

17.4     LEGAL VALIDITY

         Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Transaction Document to which it is a party is its legally binding, valid and enforceable obligation.

17.5     NON-CONFLICT

         The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not conflict with:

         (a)      any law or regulation applicable to it;

         (b)      its or any of its Subsidiaries' constitutional documents; or

         (c) any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets in a manner or to an extent which is reasonably likely to have a Material Adverse Effect.

17.6     NO DEFAULT

(a)      No Default is outstanding.

(b) No Event of Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Transaction Document.

(c) No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

17.7     AUTHORISATIONS

         All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect, the failure to obtain or effect which is reasonably likely to have a Material Adverse Effect.

17.8     FINANCIAL STATEMENTS

         Its audited financial statements most recently delivered to the Facility Agent (which, in the case of the Parent at the date of this Agreement, are the Original Financial Statements):

         (a) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied, except as disclosed to the contrary in those financial statements; and

         (b) fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up.

17.9     NO MATERIAL ADVERSE CHANGE

         In the case of the Parent only, there has been no material adverse change in the consolidated financial condition or the business of the Parent since the date to which the Original Financial Statements were drawn up.

17.10    LITIGATION

         Other than as disclosed in the latest draft of the Circular delivered to the Facility Agent prior to the date of this Agreement, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

17.11    TAXES ON PAYMENTS

         As at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

17.12    STAMP DUTIES

         As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

17.13    INFORMATION

(a)      In this Subclause:

         DUE DILIGENCE REPORT means the Patents Report and the Working Capital Report.

         INFORMATION means all factual information furnished by any member of the Group to a Report Provider (except for information related to any Target Assets or Eli Lilly Assets which was originally provided by Eli Lilly, Pfizer or their respective advisers under a Sale & Purchase Agreement) for the purposes of the Due Diligence Report prepared by that Report Provider.

         INFORMATION MEMORANDUM means the information memorandum prepared on behalf of, and approved by, the Parent in connection with this Agreement.

         PATENTS REPORT means the patents report referred to in Part 1 of
         Schedule 2 (Conditions precedent documents) under the heading "Due diligence documents" as updated by any supplementary report in form and substance satisfactory to the Facility Agent.

         WORKING CAPITAL REPORT means the working capital report referred to in
         Part 1 of Schedule 2 (Conditions precedent documents) under the heading "Due diligence documents".

         REPORT PROVIDER means each firm which prepared a Due Diligence Report.

(b)      In the case of the Parent only:

         (i) to the best of the Parent's knowledge and belief, the factual information contained in each Due Diligence Report was true and accurate in all material respects at the date of that Due Diligence Report or (as appropriate) as at the date at which it is stated to be given;

         (ii) the Information Memorandum and the Information were true and accurate in all material respects at their date or (as appropriate) the date when they were stated to be given;

         (iii) no information is omitted from any Information, the Information Memorandum or, to the best of the Parent's knowledge and belief, any Due Diligence Report which, if disclosed, would make that Information, the Information Memorandum or that Due Diligence Report untrue or misleading in any material respect as at its date or (as appropriate) the date at which it is stated to be given; and

         (iv) nothing has occurred since the date of any Information or the Information Memorandum or, to the best of the Parent's knowledge and belief, the date of the

                  Patents Report which, if disclosed, would make that Information, the Information Memorandum or the Patents Report untrue or misleading in any material respect.

         (v) all financial projections contained in any Information or the Information Memorandum and, to the best of the Parent's knowledge and belief, the Due Diligence Reports, were prepared on the basis of recent and accurate historical information and on reasonable assumptions;

         (vi) each expression of opinion or intention attributed to any member of the Group in any Due Diligence Report or the Information Memorandum is correctly attributed, was made after careful consideration and enquiry and is believed by the Parent to be reasonable.

17.14    ACQUISITION DOCUMENTS

         In the case of the Parent only, at the date of this Agreement:

         (a) to the best of the Parent's knowledge, no representation or warranty given by any party in any Acquisition Agreement is untrue or misleading in any material respect; and

         (b) the Acquisition Agreements contain all the material terms of the Acquisitions.

17.15    JURISDICTION AND GOVERNING LAW

(a)      Its:

         (i) irrevocable submission under this Agreement to the jurisdiction of the courts of England; and

         (ii)     agreement that this Agreement is governed by English law,

         are legal, valid and binding under the laws of its jurisdiction of incorporation.

(b) Any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

17.16    TIMES FOR MAKING REPRESENTATIONS

(a) The representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b) Each of the representations set out in Clauses 17.2 (Status) to 17.5 (Non-conflict), 17.6(b) and (c) (No default), 17.7 (Authorisations),
         17.8 (Financial statements) and 17.15 (Jurisdiction and governing law) is deemed to be repeated by:

         (i) each Additional Guarantor and the Borrower on the date that Additional Guarantor becomes an Additional Guarantor; and

         (ii) each Obligor on the date of each Request and Extension Request and on the first day of each Term.

(c) Each of the representations set out in Clause 17.13 (Information) is deemed to be repeated by each Obligor on the date (as notified by the Facility Agent to the Parent) on which the general syndication of the Facilities is completed.

(d) Each of the representations set out in Clause 17.14 (Acquisition Documents) is deemed to be repeated by the Parent on the date on which an Acquisition is completed, in respect of that Acquisition.

(e) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

18.      INFORMATION COVENANTS

18.1     FINANCIAL STATEMENTS

(a) The Parent must supply to the Facility Agent in sufficient copies for all the Lenders:

         (i) its audited consolidated financial statements for each of its financial years;

         (ii) the audited unconsolidated financial statements of each other Obligor for each of its financial years; and

         (iii) its interim financial statements for each quarter of each of its financial years and the first half of each of its financial years.

(b) All financial statements must be supplied as soon as they are available and:

         (i) in the case of the Parent's audited consolidated financial statements, within 120 days;

         (ii) in the case of the audited unconsolidated financial statements of each other Obligor, within 6 months; and

         (iii) in the case of the Parent's interim quarterly and half-yearly financial statements, within 60 days,

         of the end of the relevant financial period.

(c) The Parent's obligation to supply its audited consolidated accounts under this Clause continues for as long as any amount could be payable under Clause 9.5(e) (Margin).

18.2     FORM OF FINANCIAL STATEMENTS

(a) The Parent must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b) The Parent must notify the Facility Agent of any change to the basis on which its audited consolidated financial statements are prepared.

(c) If requested by the Facility Agent (acting on the instructions of the Majority Lenders), the Parent must supply to the Facility Agent:

         (i) a full description of any change notified under paragraph (b) above; and

         (ii) sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d) If requested by the Facility Agent (acting on the instructions of the Majority Lenders) the Parent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Obligors and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Parent and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e) If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Parent must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

18.3     COMPLIANCE CERTIFICATE

(a) The Parent must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

(b)      A Compliance Certificate must be signed by two directors of the Parent.

18.4     INFORMATION - MISCELLANEOUS

         The Parent must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

         (a) copies of all documents despatched by the Parent to its shareholders or its creditors generally (or any class of either of them) at the same time as they are despatched;

         (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which could reasonably be expected, if adversely determined, to have a Material Adverse Effect;

         (c) promptly upon becoming aware of them, details of any claim or potential claim in an amount of L1,000,000 or more made by or against a member of the Group under an Acquisition Document;

         (d) promptly on request, a list of the then current Material Subsidiaries; and

         (e) promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

18.5     NOTIFICATION OF DEFAULT

(a) Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by the Facility Agent, the Parent must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

18.6     YEAR END

         The Parent must not change its financial year end.

19.      FINANCIAL COVENANTS

19.1     DEFINITIONS

         In this Clause:

         CONSOLIDATED CASH AND CASH EQUIVALENTS means, at any time:

         (a)      cash in hand or on deposit with any acceptable bank;

         (b) certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;


         (c) any investment in marketable obligations issued or guaranteed by the government of the United States of America or the UK or by an instrumentality or agency of the government of the United States of America or the UK having an equivalent credit rating;

         (d)      open market commercial paper:

                  (i)      for which a recognised trading market exists;

                  (ii)     issued in the United States of America or the UK;

                  (iii)    which matures within one year after its issue; and

                  (iv) which has a credit rating of either A-1 by Standard & Poor's or FitchIBCA or P-1 by Moody's;

         (e) Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank; or

         (f) any other instrument, security or investment approved by the Majority Lenders,

         in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings. An ACCEPTABLE BANK for this purpose is a commercial bank or trust company which has a rating of A or higher by Standard & Poor's or FitchIBCA or A2 or higher by Moody's or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Majority Lenders.

         CONSOLIDATED EBIT means the consolidated net pre-taxation profits of the Group for a Measurement Period, adjusted by:

         (a)      adding back Consolidated Net Interest Expenses;

         (b)      taking no account of any exceptional item;

         (c)      excluding any amount attributable to minority interests; and

         (d) taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period.

         CONSOLIDATED EBITDA means the consolidated net pre-taxation profits of the Group for a Measurement Period, adjusted by:

         (a)      adding back Consolidated Net Interest Expenses;

         (b)      taking no account of any exceptional item;

         (c)      excluding any amount attributable to minority interests;

         (d)      adding back depreciation and amortisation; and

         (e) taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period.

         CONSOLIDATED INTEREST PAYABLE means all interest and other financing charges (whether, in each case, paid, payable or capitalised), incurred by the Group during a Measurement Period.

         CONSOLIDATED INTEREST RECEIVABLE means all interest and other financing charges received or receivable by the Group during a Measurement Period.

         CONSOLIDATED NET INTEREST EXPENSES means Consolidated Interest Payable less Consolidated Interest Receivable during the relevant Measurement Period.

         CONSOLIDATED NET WORTH means at any time the aggregate of:

         (a) the amount paid up or credited as paid up on the issued share capital of the Parent; and

         (b) the amount standing to the credit of the consolidated capital and revenue reserves of the Group,

         based on the latest published audited consolidated balance sheet of the Parent (THE LATEST BALANCE SHEET) but adjusted by:

         (i) adding any amount standing to the credit of the profit and loss account of the Group for the period ending on the date of the latest balance sheet to the extent not included in sub-paragraph (b) above;

         (ii) deducting any dividend or other distribution declared, recommended or made by any member of the Group;

         (iii) deducting any amount standing to the debit of the profit and loss account of the Group for the period ending on the date of the latest balance sheet;

         (iv) deducting any amount attributable to an upward revaluation of assets after the date of the Original Financial Statements or, in the case of assets of a company which becomes a member of the Group after that date, the date on which that company becomes a member of the Group;

         (v) reflecting any variation in the amount of the issued share capital of the Parent and the consolidated capital and revenue reserves of the Group after the date of the latest balance sheet;

         (vi) reflecting any variation in the interest of the Parent in any other member of the Group since the date of the latest balance sheet;

         (vii)    excluding any amount attributable to deferred taxation; and


         (viii)   excluding any amount attributable to minority interests.

         CONSOLIDATED TOTAL BORROWINGS means, in respect of the Group, at any time the aggregate of the following:

         (a)      the outstanding principal amount of any moneys borrowed;

         (b) the outstanding principal amount of any acceptance under any acceptance credit;

         (c) the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

         (d) the capitalised element of indebtedness under a finance or capital lease;

         (e) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

         (f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

         (g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above;

         (h) the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; and

         (i) the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) to (h) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group.

         CONSOLIDATED TOTAL NET DEBT means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

         MEASUREMENT PERIOD means each period of 12 months ending on the last day of a financial year or half-year of the Parent.

         MINIMUM CONSOLIDATED NET WORTH means:

         (a) for any financial year of the Parent ending on or before 30th September, 2004, US$900,000,000; and

         (b)      for any subsequent financial year of the Parent:

                  (i) the Minimum Consolidated Net Worth applicable to the previous financial year of the Parent; plus

                  (ii) if positive, 50 per cent. of the amount of profit (after deduction of dividends) shown in the consolidated profit and loss account of the Group for that financial year.

19.2     INTERPRETATION

(a) Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b) Any amount in a currency other than US Dollars is to be taken into account at its US Dollar equivalent calculated on the basis of the relevant rates of exchange used by the Parent in, or in connection with, its financial statements for the relevant period.

(c) No item must be credited or deducted more than once in any calculation under this Clause.

19.3     GEARING

(a) The Parent must ensure that the ratio of Consolidated Total Net Debt at the end of each Measurement Period to Consolidated EBITDA for that Measurement Period does not exceed:

         (i) for any Measurement Period ending on or before 31st March, 2004, 3.0:1;

         (ii) for any Measurement Period ending after 31st March, 2004 but on or before 30th September, 2004, 2.75:1; and

         (iii)    for any subsequent Measurement Period, 2.5:1.

(b) For the purposes of this Clause 19.3 (Gearing), in calculating Consolidated EBITDA for any Measurement Period during which any Target Assets or Eli Lilly Assets were acquired by the Group, the consolidated net pre-taxation profits of the Group attributable to those Target Assets or Eli Lilly Assets will be included on an annualised basis (by dividing the amount of those profits by the number of days from (and including) the acquisition of those Target Assets or Eli Lilly Assets to (and including) the last day of the Measurement Period and multiplying by the number of days in the Measurement Period).

19.4     INTEREST COVER

         The Parent must ensure that the ratio of Consolidated EBIT to Consolidated Net Interest Expenses is not, for each Measurement Period, less than:

         (a) for any Measurement Period ending on or before 30th September, 2004, 5.0:1; and

         (b)      for any subsequent Measurement Period, 7.0:1.

19.5     CONSOLIDATED NET WORTH

         The Parent must ensure that Consolidated Net Worth is not, at the end of each Measurement Period less than the Minimum Consolidated Net Worth applicable to the financial year of the Parent in which that Measurement Period ends.

19.6     GUARANTOR COVER

(a) The Parent must ensure that within 30 days of any member of the Group becoming a Material Subsidiary (or, in the case of a Warner Chilcott Company which is a Material Subsidiary, within 30 days of this paragraph applying to that Material Subsidiary), that member of the Group becomes an Additional Guarantor (unless the Facility Agent, acting reasonably, is satisfied that it would be unlawful for that Group Company to become an Additional Guarantor).

(b) Paragraph (a) does not apply to any Warner Chilcott Company while any Warner Chilcott Bonds are outstanding.

20.      GENERAL COVENANTS

20.1     GENERAL

         Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries performs that covenant.

20.2     AUTHORISATIONS

         Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

20.3     COMPLIANCE WITH LAWS

         Each member of the Group must comply in all respects with all laws to which it is subject (including without limitation Tax laws) where failure to do so could reasonably be expected to have a Material Adverse Effect.

20.4     PARI PASSU RANKING

         Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsubordinated and unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

20.5     NEGATIVE PLEDGE

(a) Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)      Paragraph (a) does not apply to:

         (i) any lien arising by operation of law and in the ordinary course of trading; and

         (ii) any title transfer or retention arrangement entered into by a member of the Group in relation to its purchases of goods, products or supplies in the ordinary course of trading;

         (iii) any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

         (iv) any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only for the period of 120 days from the date of acquisition and to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

         (v) any Security Interest over goods and products, or over the documents or insurance policies relating to such goods and products, arising in the ordinary course of trading in connection with letters of credit and similar transactions, provided such Security Interest secures only so much of the acquisition cost or selling price (and amounts incidental thereto) of those goods and products which is required to be paid within 180 days after the date upon which the same was first incurred;

         (vi)     set-off rights in the ordinary course of trading;

         (vii) any Security Interest created in substitution for any of the above Security Interests, but only:

                  (A)      if the Security Interest is over the same asset;

                  (B) if the principal amount secured does not exceed the principal amount secured by the Security Interest which it replaced; and

                  (C) if the Security Interest which is replaced was only permitted to be outstanding for a certain period of time, to the extent the new Security Interest is not outstanding for any greater period; and

         (viii) any Security Interest securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not allowed under the preceding sub-paragraphs) does not exceed US$10,000,000 or its equivalent at any time.

(c)      No member of the Group may:

         (i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

         (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms,

         in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset, except for transactions falling within Clause 20.7(b)(viii) (Financial Indebtedness).

20.6     DISPOSALS

(a) Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)      Except as provided below, paragraph (a) does not apply to any disposal:

         (i) of Intellectual Property Rights in the ordinary course of trading of the disposing entity;

         (ii) of assets other than Intellectual Property Rights made in the ordinary course of business of the disposing entity;

         (iii) of assets in exchange for other assets comparable or superior as to type, value and quality;

         (iv)     where:

                  (A) the proceeds of the disposal are used within six months of that disposal for the purchase (free from any Security Interest) of an asset to replace directly the asset the subject of that disposal where the purchased asset has a market value at least equal to the value of the asset which is subject to the disposal; and

                  (B) prior to the disposal, the Parent has notified the Facility Agent that the proceeds are to be so used;


         (v) of an asset which is obsolete for the purpose for which such an asset is normally utilised;

         (vi) to an Obligor, or by a member of the Group which is not an Obligor, to another such member of the Group;

         (vii) of cash or cash equivalents on terms not otherwise prohibited by this Agreement; or

         (viii) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration for any other disposal not allowed under the preceding sub-paragraphs) does not exceed US$20,000,000 or its equivalent in any financial year of the Parent.

(c) Paragraph (b) does not permit any disposal of any Target Assets or Eli Lilly Assets.

20.7     FINANCIAL INDEBTEDNESS

(a) Except as provided below, no member of the Group may incur any Financial Indebtedness.

(b)      Paragraph (a) does not apply to:

         (i)      Financial Indebtedness incurred under the Finance Documents;


         (ii)     Financial Indebtedness under the Warner Chilcott Bonds;

         (iii) Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of three months from the date of acquisition;

         (iv) any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business;

         (v) Financial Indebtedness owing by any member of the Group to another member of the Group;

         (vi)     Financial Indebtedness owing by an Obligor;

         (vii) Financial Indebtedness under guarantees in favour of a bank or other financial institution to facilitate the operation of bank accounts of members of the Group maintained with such bank or financial institution on a net balance basis;

         (viii) Financial Indebtedness under finance or capital leases of vehicles, plant, equipment or computers, up to a maximum aggregate capital value for all items so leased by members of the Group of US$2,000,000 at any time; or

         (ix) Financial Indebtedness which in aggregate does not exceed US$15,000,000 or its equivalent at any time.

20.8     CHANGE OF BUSINESS

         The Parent must ensure that no material change is made to the general nature of the business of the Group as a whole from that carried on at the date of this Agreement.

20.9     MERGERS

(a) Without the consent of the Majority Lenders, neither the Borrower nor the Parent may enter into any amalgamation, demerger, merger or reconstruction.

(b) No other Material Subsidiary may enter into any amalgamation, demerger, merger or reconstruction, except for one:

         (i)      on a solvent basis;

         (ii)     to which the only parties are members of the Group;

         (iii) under which either the relevant Material Subsidiary is the survivor, or the Facility Agent is satisfied (acting on the instructions of the Majority Lenders) that the surviving entity assumes (by operation of law or otherwise) all obligations of the relevant Material Subsidiary (including, if it is an Obligor, its obligations under the Finance Documents).

20.10    ACQUISITIONS

(a) Except as provided below, no member of the Group may make any acquisition or investment.

(b)      Paragraph (a) does not apply to:

         (i)      the Pfizer HRT Acquisition or the Pfizer OC Acquisition;

         (ii) acquisitions or investments made in the ordinary course of trade;

         (iii) the acquisition of the business, shares or securities of another member of the Group;

         (iv) acquisitions where the consideration (when aggregated with the consideration of any other acquisition not allowed under the preceding sub-paragraphs) does not exceed US$30,000,000 or its equivalent in any financial year of the Parent.

20.11    THE ACQUISITION DOCUMENTS

(a) Each member of the Group must take all commercially reasonable and practical steps to preserve and enforce its rights under the Acquisition Documents.

(b) No member of the Group may permit or effect any variation, novation, amendment to, or waiver or termination of, any Acquisition Document (other than where the effect of the same is not material).

(c) The Parent must promptly supply to the Facility Agent a copy of any variation, novation, amendment or waiver relating to an Acquisition Agreement.

20.12    LOANS

         No member of the Group may be the creditor in respect of any Financial Indebtedness, other than:

         (a) credit allowed by the relevant company in the normal course of its trading activities; or

         (b) Financial Indebtedness owing by another member of the Group.

20.13    INTELLECTUAL PROPERTY RIGHTS

         Except as provided below, each member of the Group must:

         (a) make any registration and pay any fee or other amount which is necessary to keep the Target Assets (following their acquisition by a member of the Group), the Eli Lilly Assets and all other Intellectual Property Rights which are material to the business of a member of the Group, in force;

         (b) record its interest in the Target Assets, the Eli Lilly Assets and those other Intellectual Property Rights in any relevant registries or with any relevant governmental or other official body;

         (c) take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing the Target Assets (following their acquisition by a member of the Group), the Eli Lilly Assets and those other Intellectual Property Rights; and

         (d) not enter into licence arrangements in respect of the Target Assets, the Eli Lilly Assets or those other Intellectual Property Rights, other than:

                  (i) licence arrangements entered into with members of the Group for so long as they remain members of the Group; and

                  (ii) licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

20.14    PENSION SCHEMES

(a)      In this Subclause:

         CODE means the United States Internal Revenue Code of 1986.

         ERISA means the United States Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE means any person treated as a single employer with the Borrower for the purpose of section 414 of the Code.

         MULTIEMPLOYER PLAN means an employee benefit plan within the meaning of section 4001(a) (3) of ERISA with respect to which the Borrower or any ERISA Affiliate has, or at any time in the past five years had, an obligation to contribute.

         PLAN means an employee benefit plan as defined in section 3(3) of ERISA maintained by the Borrower or any ERISA Affiliate.

         REPORTABLE EVENT means:

         (a)      with respect to any Plan, an event specified as such in
                  section 4043 of ERISA or regulations under that section, other than an event in relation to which the requirement to give notice of that event is waived by any regulation;

         (b) with respect to any Plan, an "accumulated funding deficiency" under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code; or

         (c) a withdrawal by the Borrower or an ERISA Affiliate from a Multiemployer Plan, or any Multiemployer Plan being in "reorganization" or "insolvent" (as such terms are defined, respectively, in sections 4241 and 4245 or ERISA), and, in each case, such event is reasonably likely to have a Material Adverse Effect.

(b) Each member of the Group must ensure that all present and future funding of its occupational pension schemes is maintained as required by all applicable law.

(c) Each Obligor must promptly upon becoming aware of it notify the Facility Agent of:

         (i)      any Reportable Event; and

         (ii) the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA.

(d) Each of the Borrowers and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a Security Interest on any of its assets or which is reasonably likely to have a Material Adverse Effect.

20.15    ENVIRONMENTAL MATTERS

(a)      In this Subclause:

         ENVIRONMENTAL APPROVAL means any authorisation required by an Environmental Law.

         ENVIRONMENTAL CLAIM means any claim by any person in connection with:

         (i)      a breach, or alleged breach, of an Environmental Law;

         (ii) any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

         (iii)    any other environmental contamination.

         ENVIRONMENTAL LAW means any law or regulation concerning:

         (i)      the protection of health and safety;

         (ii)     the environment; or

         (iii) any emission or substance which is capable of causing harm to any living organism or the environment.

(b) Each member of the Group must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(c)      Each Obligor must promptly upon becoming aware notify the Facility
         Agent of:

         (i) any Environmental Claim current, or to its knowledge, pending or threatened; or

         (ii) any circumstances reasonably likely to result in an Environmental Claim,

         which, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

20.16    INSURANCE

         Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

20.17    CRIMINAL DAMAGE CLAIMS

(a) The Parent must inform the Facility Agent as soon as reasonably practicable if any act of terrorism affects any material asset of any member of the Group.

(b)      The Parent and each Material Subsidiary must:

         (i) lodge and diligently pursue any claim, in relation to any material damage to any of its material assets, for compensation under the Criminal Damage (Northern Ireland)

                  Order 1977 (or any successor scheme in respect of criminal damage to property in Northern Ireland) within all applicable time periods; and

         (ii) keep the Facility Agent advised as to the progress of any such claim.

21.      DEFAULT

21.1     EVENTS OF DEFAULT

(a)      Each of the events set out in this Clause is an Event of Default.

(b)      In this Clause:

         MATERIAL GROUP MEMBER means an Obligor or a Material Subsidiary; and

         PERMITTED TRANSACTION means:

         (i) an intra-Group re-organisation of a Material Subsidiary (other than the Borrower) on a solvent basis; or

         (ii)     any other transaction agreed by the Majority Lenders.

21.2     NON-PAYMENT

         An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

         (a)      is caused by technical or administrative error; and

         (b)      is remedied within three Business Days of the due date.

21.3     BREACH OF OTHER OBLIGATIONS

(a) The Parent does not comply with any term of Clause 19 (Financial covenants);

(b) an Obligor does not comply with any term of Clause 20.5 (Negative pledge), Clause 20.6 (Disposals) or Clause 20.7 (Financial Indebtedness), unless the non-compliance:

         (i)      is capable of remedy; and

         (ii) is remedied within 7 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance; or

(c) an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

         (i)      is capable of remedy; and

         (ii) is remedied within 14 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

21.4     MISREPRESENTATION

         A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated unless the circumstances giving rise to the misrepresentation:

         (a)      are capable of remedy; and

         (b) are remedied within 14 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation.

21.5     CROSS-DEFAULT

         Any of the following occurs in respect of a member of the Group:

         (a) any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

         (b)      any of its Financial Indebtedness:

                  (i)      becomes prematurely due and payable;

                  (ii)     is placed on demand; or

                  (iii) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

                  in each case, as a result of an event of default (howsoever described); or

         (c) any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

         unless the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than US$10,000,000 or its equivalent.

21.6     INSOLVENCY

         Any of the following occurs in respect of a Material Group Member:

         (a) it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

         (b)      it admits its inability to pay its debts as they fall due;

         (c) it suspends making payments on any of its debts or makes a public announcement or an announcement to any relevant creditors that it intends to do so;

         (d) by reason of actual or anticipated financial difficulties, it begins negotiations with its creditors generally, or any class of them, for the rescheduling of any of its indebtedness; or

         (e) a moratorium is declared in respect of any of its indebtedness.

         If a moratorium occurs in respect of any Material Group Member, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

21.7     INSOLVENCY PROCEEDINGS

(a) Except as provided below, any of the following occurs in respect of a Material Group Member:

         (i) any step is taken with a view to a composition, assignment or similar arrangement with any of its creditors;

         (ii) a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration, examination or dissolution or any such resolution is passed;

         (iii) any person presents a petition for its winding-up, administration, examination or dissolution;

         (iv) an order for its winding-up, administration, examination or dissolution is made;

         (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, examiner or similar officer is appointed in respect of it or any of its assets;

         (vi) its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, examiner or similar officer;

         (vii) any step is taken in relation to the enforcement of any Security over any assets of any member of the Group, and the aggregate value of assets so effected since the date of this Agreement is US$1,000,000 or more; or

         (viii) any other analogous step or procedure is taken in any jurisdiction.

(b)      Paragraph (a) does not apply to:

         (i)      any step or procedure which is part of a Permitted
                  Transaction; or

         (ii) a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 21 days.

21.8     CREDITORS' PROCESS

         Any attachment, sequestration, distress, execution or analogous event affects all or a material part of the assets of a member of the Group and is not discharged within 14 days, if the aggregate value of all assets so affected since the date of this Agreement is US$10,000,000 or more.

21.9     CESSATION OF BUSINESS

         A member of the Group ceases, or threatens to cease, to carry on business except:

         (a)      as part of a Permitted Transaction; or

         (b)      as a result of any disposal allowed under this Agreement.

21.10    EFFECTIVENESS OF FINANCE DOCUMENTS

(a) It is or becomes unlawful for the Parent to perform its obligations under Clause 19 (Financial covenants) or for any Obligor to perform its payment obligations or other material obligations under any Finance Document.

(b) Any obligations of an Obligor under the Finance Documents are not effective or are alleged by an Obligor to be ineffective for any reason.

(c) An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

21.11    OWNERSHIP OF THE OBLIGORS

         An Obligor (other than the Parent) is not or ceases to be a wholly-owned Subsidiary of the Parent.

21.12    ACQUISITION AGREEMENTS

         The rights of the Borrower under any Acquisition Agreement, having become unconditional, become conditional, are revoked or (other than as a result of the completion of the relevant Acquisition) terminate.

21.13    AUDIT QUALIFICATION

         The auditors of the Parent qualify, in any material respect, their opinion on the audited consolidated financial statements of the Parent.

21.14    LITIGATION

         Any litigation, arbitration or administrative proceedings are current which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

21.15    MATERIAL ADVERSE CHANGE

         Any event or series of events occurs which, in the opinion of the Majority Lenders, is reasonably likely to have a Material Adverse Effect.

21.16    ACCELERATION

         If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Parent:

         (a)      cancel the Total Commitments; and/or

         (b) declare that all or part of any amounts outstanding under the Finance Documents are:

                  (i)      immediately due and payable; and/or

                  (ii) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

         Any notice given under this Subclause will take effect in accordance with its terms.

22.      THE ADMINISTRATIVE PARTIES


22.1     APPOINTMENT AND DUTIES OF THE FACILITY AGENT

(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)      Each Finance Party irrevocably authorises the Facility Agent to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

         (ii) execute each Finance Document expressed to be executed by the Facility Agent.

(c) The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

22.2     ROLE OF THE ARRANGERS

         Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

22.3     NO FIDUCIARY DUTIES

         Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4     INDIVIDUAL POSITION OF AN ADMINISTRATIVE PARTY

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)      Each Administrative Party may:

         (i) carry on any business with any member of the Group (including acting as an agent or a trustee for any other financing); and


         (ii) retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any member of the Group.

22.5     RELIANCE

(a)      The Facility Agent may:

         (i) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (ii) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

         (iii) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

         (iv) act under the Finance Documents through its personnel and agents.

(b) The Facility Agent may assume (unless it has received notice to the contrary in its capacity as Facility Agent) that any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

22.6     MAJORITY LENDERS' INSTRUCTIONS

(a) The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may (but shall not be obliged to) act as it considers to be in the best interests of all the Lenders.

(b) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c) The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders or all of the Lenders.

22.7     RESPONSIBILITY

(a) No Administrative Party is responsible to any other Finance Party for the legality, validity, effectiveness, enforceability, adequacy, accuracy or completeness of:

         (i)      any Finance Document, any documents referred to in Clause
                  17.13 (Information) or any other document; or

         (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b) Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

         (ii) has not relied on any information provided to it by any Administrative Party in connection with any Finance Document.

22.8     EXCLUSION OF LIABILITY

(a) The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct. The Facility Agent is not liable or responsible for any delay (or any related consequences) in crediting an account as required under the Finance Documents, if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

22.9     DEFAULT

(a) The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)      If the Facility Agent:

         (i) receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

         (ii) is actually aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

         it must promptly notify the Lenders.

22.10    INFORMATION

(a) The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)      Except as provided above, the Facility Agent has no duty:

         (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d) In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e) The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

(f) Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

22.11    INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

(b) The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

22.12    COMPLIANCE

         The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

22.13    RESIGNATION OF THE FACILITY AGENT

(a) The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Parent.

(b) Alternatively, the Facility Agent may resign by giving notice to the other Finance Parties and to the Parent, in which case the Majority Lenders may appoint a successor Facility Agent.

(c) If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d) The person(s) appointing a successor Facility Agent must, if practicable, consult with the Parent prior to the appointment. Any successor Facility Agent must have an office in the UK or the Republic of Ireland.

(e) The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term FACILITY AGENT will mean the successor Facility Agent.

(f) The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g) Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h) The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

22.14    RELATIONSHIP WITH LENDERS

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b) The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c) The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

22.15    NOTICE PERIOD

         Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

23.      EVIDENCE AND CALCULATIONS

23.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

23.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3     CALCULATIONS

         Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

24.      FEES

24.1     FACILITY AGENT'S FEE

         The Borrower must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Borrower.

24.2     ARRANGEMENT FEES

         The Borrower must pay to the Arrangers for their own account arrangement fees in the manner agreed in the Fee Letter between the Arrangers and the Borrower.

24.3     COMMITMENT FEE

(a) The Borrower must pay a commitment fee computed on the undrawn, uncancelled amount of each Lender's Commitment.

(b)      The rate of commitment fee is:

         (i)      in relation to Facility A, 30 per cent. of the applicable
                  Margin; and

         (ii) in relation to Facility B and Facility C, 40 per cent. of the applicable Margin.

(c) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee in respect of each Facility is also payable to the Facility Agent for a Lender on the date that Lender's Commitment in that Facility is cancelled in full.

25.      INDEMNITIES AND BREAK COSTS

25.1     CURRENCY INDEMNITY

(a) The Borrower must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i) that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

         (ii) that liability being converted into a claim, proof, judgment or order,

         in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b) Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2     OTHER INDEMNITIES

(a) The Borrower must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i) the occurrence of any Event of Default or the circumstances giving rise to an Event of Default;

         (ii) any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

         (iii) (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

         (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

         The Borrower's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b) The Borrower must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

         (i) investigating any event which the Facility Agent reasonably believes to be a Default; or

         (ii) acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

25.3     BREAK COSTS

(a)      The Borrower must pay to each Lender its Break Costs.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

         (i) the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

         exceeds

         (ii) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c) Each Lender must supply to the Facility Agent for the Borrower details of the amount of any Break Costs claimed by it under this Subclause.

26.      EXPENSES

26.1     INITIAL COSTS

         The Borrower must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

26.2     SUBSEQUENT COSTS

         The Borrower must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

         (a) the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

         (b) any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

26.3     ENFORCEMENT COSTS

         The Borrower must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

27.      AMENDMENTS AND WAIVERS

27.1     PROCEDURE

(a) Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Parent and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b) The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

27.2     EXCEPTIONS

(a)      An amendment or waiver which relates to:

         (i)      the definition of MAJORITY LENDERS in Clause 1.1
                  (Definitions);

         (ii) an extension of the date of payment of any amount to a Lender under the Finance Documents;

         (iii) a reduction in the applicable Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

         (iv) an increase in, or an extension of, a Commitment or the Total Commitments;

         (v) a release of an Obligor other than as contemplated by this Agreement;

         (vi) a term of a Finance Document which expressly requires the consent of each Lender;

         (vii) the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

         (viii)   this Clause,

         may only be made with the consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c) An amendment or waiver which relates to the rights or obligations of the Facility A Lenders, the Facility B Lenders or the Facility C Lenders, and not to the rights or obligations of the Lenders generally, may only be made with the consent of the Facility A Lenders, Facility B Lenders or Facility C Lenders (as appropriate).

27.3     CHANGE OF CURRENCY

         If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Parent) determines is necessary to reflect the change.

27.4     WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:

(a)      may be exercised as often as necessary;

(b)      are cumulative and not exclusive of its rights under the general law;
         and

(c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right is not a waiver of that right.

28.      CHANGES TO THE PARTIES

28.1     ASSIGNMENTS AND TRANSFERS BY OBLIGORS

         No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

28.2     ASSIGNMENTS AND TRANSFERS BY LENDERS

(a) In this Subclause, the SUCCESSFUL COMPLETION OF SYNDICATION has the meaning given in the mandate letter dated 19th February 2003 and made between the Arrangers, the Borrower and others.

(b) A Lender (the EXISTING LENDER) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the NEW LENDER).

(c) Unless the Parent and the Facility Agent otherwise agree, after the successful completion of syndication a transfer of part of a Commitment or rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of US$10,000,000.

(d) The consent of the Parent is required for any assignment or transfer unless:

         (i)      the New Lender is another Lender or an Affiliate of a Lender;

         (ii) the successful completion of syndication has not occurred (in which circumstances the Arrangers must consult with the Parent about the identity of the New Lender);

         (iii)    a Default is outstanding; or

         (iv) in relation to a transfer of a Facility B Commitment or a Facility C Commitment, the relevant Availability Period has ended or the relevant Facility has been drawn in full.

(e) If it is required, the consent of the Parent must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five Business Days after the Parent is given notice of a request for its consent, unless it is expressly refused by the Parent within that time.

(f) The Parent may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost.

(g)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with the following provisions of this Clause; or


         (ii) the New Lender confirms to the Facility Agent and the Parent in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(h) Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of US$1,500.

(i) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.3     PROCEDURE FOR TRANSFER BY WAY OF NOVATIONS

(a)      In this Subclause:

         TRANSFER DATE means, for a Transfer Certificate, the later of:

         (i) the proposed Transfer Date specified in that Transfer Certificate; and

         (ii) the date on which the Facility Agent executes that Transfer Certificate.

(b)      A novation is effected if:

         (i) the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

         (ii)     the Facility Agent executes it.

         The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)      On the Transfer Date:

         (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

         (ii) the Existing Lender will be released from those obligations and cease to have those rights.

28.4     LIMITATION OF RESPONSIBILITY OF EXISTING LENDER

(a) Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

         (i)      any Finance Document or any other document; or

         (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

         and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature or extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

         (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)      Nothing in any Finance Document requires an Existing Lender to:

         (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

         (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

28.5     COSTS RESULTING FROM CHANGE OF LENDER OR FACILITY OFFICE

         If:

         (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

         (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

         then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

28.6     ADDITIONAL GUARANTORS

(a) The Parent may (following consultation with the Facility Agent) request that one of its wholly-owned Subsidiaries becomes an Additional Guarantor, by delivering to the Facility Agent the relevant documents and evidence listed in Part 4 of Schedule 2 (Conditions precedent documents).

(b) The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Parent that it has received, or waived receipt of, all of the documents and evidence referred to in paragraph (a) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

(c) Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Parent, to the Facility Agent constitutes confirmation by that Subsidiary and the Parent that the Repeating Representations are then correct.

28.7     RESIGNATION OF A GUARANTOR

(a) In this Subclause, RESIGNATION REQUEST means a letter substantially in the form of Schedule 8 (Form of Resignation Request), with such amendments as the Facility Agent may approve or reasonably require.

(b) The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

(c) The Facility Agent must accept a Resignation Request and notify the Parent and the Lenders of its acceptance if:

         (i)      the Majority Lenders have consented to the Resignation
                  Request;

         (ii) it is not actually aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

         (iii) no amount owed by that Guarantor under this Agreement is outstanding.

(d) The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (c) above.

(e) A Guarantor may also cease to be a Guarantor in any other manner approved by the Majority Lenders.

28.8     CHANGES TO THE REFERENCE BANKS

(a) If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

(b) If at any time there are more than two Lenders, but only two Reference Banks, the Facility Agent may (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender as an additional Reference Bank.

29.      DISCLOSURE OF INFORMATION

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

         (i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

         (ii)     in connection with any legal or arbitration proceedings;

         (iii)    if required to do so under any law or regulation;

         (iv) to a governmental, banking, taxation or other regulatory authority;

         (v)      to its professional advisers;

         (vi)     to another Obligor;

         (vii)    to the extent allowed under paragraph (b) below; or

         (viii)   with the agreement of the relevant Obligor.

(b) A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a PARTICIPANT):

         (i)      a copy of any Finance Document; and

         (ii) any information which that Finance Party has acquired under or in connection with any Finance Document.

         However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c) This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

30.      SET-OFF

         A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.      PRO RATA SHARING

31.1     REDISTRIBUTION

         If any amount owing by an Obligor under this Agreement to a Lender (the RECOVERING LENDER) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a RECOVERY), then:

         (a) the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

         (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

         (c) the recovering Lender must pay to the Facility Agent an amount equal to the excess (the REDISTRIBUTION).

31.2     EFFECT OF REDISTRIBUTION

(a) The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b) When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)      If:

         (i) a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (ii) the recovering Lender has paid a redistribution in relation to that recovery,

         each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

31.3     EXCEPTIONS

         Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

         (a) it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

         (b) it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

                  (i) the recovering Lender notified the Facility Agent of those proceedings; and

                  (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

32.      SEVERABILITY

         If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.      NOTICES

34.1     IN WRITING

(a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

         (i) in person or by post, fax, e-mail or any other electronic communication approved by the Facility Agent; or

         (ii) if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b)      A Request may only be given by post or by fax.

(c) For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(d) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2     CONTACT DETAILS

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)      The contact details of the Parent for this purpose are:

         Address:     4 Adelaide Street, Dun Laoghaire, County Dublin, Republic
                      of Ireland
         Fax number:  028 383 315 00
         E-mail:      geoffrey.elliott@galenplc.com
         Attention:   Geoffrey Elliott

(c)      The contact details of the Borrower for this purpose are:

         Address:     Seagoe Industrial Estate, Craigavon, County Armagh,
                      Northern Ireland BT63 5US
         Fax number:  028 383 315 00
         E-mail:      david.kelly@galenplc.com
         Attention:   David Kelly

(d)      The contact details of the Facility Agent for this purpose are:

         Address:     Bank of Ireland Corporate Banking,
                      Block B, Bank of Ireland
                      Head Office, Lower Baggot Street
                      Dublin 2, Ireland
         Fax number:  00 353 1 604 4240

         E-mail:      fergus.mcdonald@boimail.com, frances.collins@boimail.com
         Attention:   Fergus McDonald, Frances Collins

(e) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(f) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

34.3     EFFECTIVENESS

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

         (i)      if delivered in person, at the time of delivery;

         (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

         (iii)    if by fax, when received in legible form; and

         (iv) if by e-mail or any other electronic communication, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

34.4     OBLIGORS

(a) All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b) All communications under the Finance Documents to or from an Obligor (other than the Parent) must be sent through the Parent.

(c) Each Obligor (other than the Parent) irrevocably appoints the Parent to act as its agent:

         (i)      to give and receive all communications under the Finance
                  Documents;

         (ii) to supply all information concerning itself to any Finance Party; and

         (iii) to sign all documents under or in connection with the Finance Documents.

(d) Any communication given to the Parent in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e) The Facility Agent may assume that any communication made by the Parent is made with the consent of each other Obligor.

35.      LANGUAGE

(a) Any notice given in connection with a Finance Document must be in English.

(b) Any other document provided in connection with a Finance Document must be:

         (i)      in English; or

         (ii) (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

36.      GOVERNING LAW

         This Agreement is governed by English law.

37.      ENFORCEMENT

37.1     JURISDICTION

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b) The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

         (i)      proceedings in any other court; and

         (ii)     concurrent proceedings in any number of jurisdictions.

37.2     SERVICE OF PROCESS

(a) Each Obligor not incorporated in England and Wales irrevocably appoints Galen Rhodes Ltd of Broadwalk House, 5 Appold Street, London EC2A 2HA as its agent under the Finance Documents for service of process in any proceedings before the English courts.

(b) If any person appointed as process agent is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c) Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)      This Clause does not affect any other method of service allowed by law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SIGNATORIES

BORROWER

GALEN (CHEMICALS) LIMITED

By:  GEOFFREY ELLIOTT

PARENT

GALEN HOLDINGS PLC

By:  GEOFFREY ELLIOTT

ORIGINAL GUARANTORS

GALEN HOLDINGS PLC

By:  GEOFFREY ELLIOTT

GALEN (UK) LIMITED

By:  GEOFFREY ELLIOTT

GALEN LIMITED

By:  GEOFFREY ELLIOTT

ARRANGERS

ABN AMRO BANK N.V.

By:  PETER ELLEMANN     KEVIN RIMMER

BARCLAYS CAPITAL
(the investment banking division of Barclays Bank PLC)

By:  NIELS PEDERSEN

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:  FRANCES COLLINS    FERGUS MCDONALD
     (Senior Manager)   (Director)

ORIGINAL LENDERS

ABN AMRO BANK N.V.

By:  PETER ELLEMANN     KEVIN RIMMER

BARCLAYS BANK PLC

By:  PETER ELLEMANN     KEVIN RIMMER

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:  FRANCES COLLINS    FERGUS MCDONALD
     (Senior Manager)   (Director)

FACILITY AGENT

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:  FRANCES COLLINS    FERGUS MCDONALD
     (Senior Manager)   (Director)